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                                                              Exhibit No. 10.140

                          EQUITY CONTRIBUTION AGREEMENT
                          -----------------------------

               This EQUITY CONTRIBUTION AGREEMENT is dated as of August 28, 1998 among LSP BATESVILLE HOLDING, LLC (the "Equity Contributor"), LSP ENERGY LIMITED PARTNERSHIP, a Delaware limited partnership (the "Partnership") and IBJ SCHRODER BANK & TRUST COMPANY, as collateral agent (together with its successors in such capacity, the "Collateral Agent") for the Secured Parties pursuant to the Collateral Agency Agreement, dated as of August 28, 1998 (as amended, restated, modified or otherwise supplemented from time to time in accordance with the terms thereof, the "Collateral Agency Agreement"), among the Partnership, LSP Batesville Funding Corporation (the "Funding Corporation"), the Administrative Agent, the Collateral Agent, the Intercreditor Agent, the Securities Intermediary and the other Secured Parties party thereto.

                                    RECITALS
                                    --------

               A. The Partnership has entered or will enter into certain Project Documents and Credit Documents providing for, among other things, the ownership, development, construction, operation, maintenance and financing of a nominal 800 MW gas-fired combined cycle electric generating facility to be located in Batesville, Mississippi.

               B. Pursuant to the Power Purchase Agreements, the Partnership has agreed to render, and Aquila and VEPCO, respectively, have agreed to receive and pay for, the service of providing capacity and energy for the term of each of the Power Purchase Agreements on the terms and conditions set forth therein.

               C. The Partnership and the Contractor have entered into the Construction Contract, providing for the construction of the Project on a fixed price, date certain basis on the terms and conditions set forth therein.

               D. Pursuant to the Tranche A Facility Credit Agreement, the Tranche A Facility Lenders will make Construction Loans and Term Loans to the Partnership on the terms and conditions set forth therein.

               E. Pursuant to the Tranche B Facility Purchase Agreement and the Tranche B Facility Indenture, the Funding Corporation and the Partnership will issue and sell the Tranche B Facility Bonds to the Initial Purchaser. It is currently contemplated that the Tranche B Facility Bonds will be refinanced as



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contemplated in the Letter Agreement, dated as of August 28, 1998 (the
"Refinancing Letter"), among the Partnership, the Funding Corporation, Holding and the Initial Purchaser.

               F. Pursuant to the Tranche C Facility Purchase Agreement and the Tranche C Facility Indenture, Holding will issue and sell the Tranche C Facility Bonds to the Initial Purchaser. It is currently contemplated that the Tranche C Facility Bonds will be refinanced as contemplated in the Refinancing Letter. Holding will use the net proceeds of the Tranche C Facility Bonds to make an equity contribution to the Partnership.

               G. Pursuant to the Letter of Credit Agreement, the Letter of Credit Issuer has agreed to issue, for the account of the Partnership, the Letters of Credit for use by the Partnership as security in connection with the Project.

               H. The Partnership, the Funding Corporation, Holding, the Secured Parties, the Administrative Agent, the Collateral Agent, the Intercreditor Agent, the Securities Intermediary and the Facility Agents have entered into the Common Agreement, dated as of August __, 1998 (as amended, restated, modified or otherwise supplemented from time to time in accordance with the terms thereof, the "Common Agreement"), to provide for, among other things, (i) the mechanics for and allocation of the Partnership's request for drawdowns among the various Facility Agreements, (ii) the conditions precedent to the Closing and to the initial and each subsequent drawdown under the Facility Agreements, (iii) common representations and warranties of the Partnership, the Funding Corporation and Holding running in favor of the Secured Parties, (iv) common covenants and Events of Default of the Partnership, the Funding Corporation and Holding running in favor of the Secured Parties and (v) the mechanics for the deposit and application of Project Revenues and other proceeds.

               I. The Partnership, the Funding Corporation, the Administrative Agent, the Collateral Agent, the Intercreditor Agent, the Securities Intermediary and the Senior Secured Parties have entered into the Collateral Agency Agreement which authorizes and directs the Collateral Agent to (i) enter into the individual Senior Collateral Documents on behalf of the Senior Secured Parties and (ii) take action under the individual Senior Collateral Documents in accordance with instructions given by the Intercreditor Agent, acting pursuant to the Intercreditor Agreement.

               J. The Partnership, the Funding Corporation, Holding, the Administrative Agent, the Collateral Agent, the Intercreditor Agent, the

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Securities Intermediary and the Facility Agents have entered into the
Intercreditor Agreement pursuant to which the parties to the Credit Documents set forth certain intercreditor provisions, including the method of voting and decision making for the Senior Secured Parties, the arrangements applicable to joint consultation and actions in respect of approval rights and waivers, the limitations on rights of enforcement upon default, the application of proceeds upon enforcement and the appointment of the Intercreditor Agent for the purposes set forth therein.

               K. The Equity Contributor owns, directly or indirectly, 100% of the equity interests in the Partnership.

               L. The Common Agreement contemplates the execution, delivery and implementation of this Agreement and it is a condition precedent to the Closing and to the making of Disbursements under the Common Agreement and the Facility Agreements that the Equity Contributor shall have entered into this Agreement.

                                    AGREEMENT
                                    ---------

               NOW THEREFORE, in consideration of the Senior Secured Parties entering into the Credit Documents and to induce the Senior Secured Parties to make the Loans, release the proceeds of the issuance and sale of the Tranche B Facility Bonds, issue the Letters of Credit and extend certain other credit to the Partnership and the Funding Corporation under the Credit Documents, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

               1. Definitions. (a) Unless otherwise defined herein, terms defined in Exhibit A to the Common Agreement shall have such defined meanings when used herein.

               (b) The following terms shall have the following respective meanings:

               "Equity Amount" shall mean $50,000,000.

               "Equity Contribution" shall mean a cash capital contribution or any other cash payment to the Partnership required to be made by the Equity Contributor to the Partnership in accordance with Section 2.

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               "Equity Letter of Credit" shall mean an irrevocable letter of credit issued by a Qualified Letter of Credit Issuer, naming Cogentrix/Batesville as the account party and the Collateral Agent as beneficiary, which (a) shall be substantially in the form of Exhibit A hereto,
(b) shall have a face amount equal to the Equity Amount and (c) shall expire on the date upon which the Equity Contributor has indefeasibly paid in full an Equity Contribution equal to the Equity Amount pursuant to Section 2.

               "Equity Requisition Certificate" shall mean a certificate in the form of Exhibit B attached hereto.

               "Qualified Letter of Credit Issuer" shall mean a bank or other financial institution whose long-term unsecured debt is rated "A" or higher by S&P and "A2" or higher by Moody's.

               2. Capital Contributions. (a) The Equity Contributor shall contribute or cause to be contributed to the Partnership from time to time an Equity Contribution on the date and in an amount specified in any Equity Requisition Certificate delivered by the Partnership to the Equity Contributor; provided, however, that the aggregate amount of such Equity Contribution, together with the amount of all previous Equity Contributions made pursuant to this Section 2(a), shall not exceed the Equity Amount.

               (b) The Equity Contributor shall contribute or cause to be contributed to the Partnership, for the benefit of the Senior Secured Parties, an Equity Contribution in an amount equal to the Equity Amount less the aggregate amount of all previous Equity Contributions, if any, made pursuant to
Section 2(a), on the earliest to occur of the following:

               (i) the date on which an Event of Default under the Common Agreement shall have occurred;

               (ii) the date on which a Bankruptcy Event shall have occurred with respect to the Equity Contributor;

               (iii) the date on which all proceeds of the Construction Loans and the Bonds shall have been disbursed from the Construction Account to pay Project Costs in accordance with Section 7.2 of the Common Agreement, if the Partnership has not requested an Equity Contribution in an amount necessary to

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pay all or a portion of the remaining Project Costs pursuant to Section 2(a)
within forty-five (45) days after the date of the final disbursement of Construction Loan and Bond proceeds from the Construction Account;

               (iv) the date on which Completion shall have occurred;

               (v) the Date Certain;

               (vi) the date which is thirty (30) days after the date on which the Letter of Credit Issuer fails to be a Qualified Letter of Credit Issuer; provided that the Equity Contributor shall not be required to make an Equity Contribution pursuant to this clause (vi) if, during the thirty (30) day period after the date on which the Letter of Credit Issuer fails to be a Qualified Letter of Credit Issuer, the Equity Contributor shall provide the Collateral Agent with a replacement Equity Letter of Credit, satisfactory in all respects to the Collateral Agent, from a Qualified Letter of Credit Issuer; and

               (vii) the date which is thirty (30) days prior to the date of expiration of the Equity Letter of Credit; provided that the Equity Contributor shall not be required to make an Equity Contribution pursuant to this clause
(vii) if on or prior to such date the Equity Contributor shall have provided to the Collateral Agent a replacement Equity Letter of Credit, satisfactory in all respects to the Collateral Agent, issued by a Qualified Letter of Credit Issuer.

               3. Application of Funds.

               (a) Any Equity Contributions made pursuant to clause (a) or clause (b)(iii), (iv), (v), (vi) or (vii) of Section 2 shall be paid directly to the Construction Account.

               (b) Any Equity Contributions made pursuant to clause (b)(i) or
(ii) of Section 2 shall be paid directly to the Collateral Agent for the benefit of the Senior Secured Parties. The Collateral Agent, acting at the direction of
(x) the Intercreditor Agent acting pursuant to the Intercreditor Agreement or
(y) the Senior Secured Parties acting pursuant to Section 7.16 of the Intercreditor Agreement, shall apply such amounts to (i) the payment of Project Costs and/or (ii) the prepayment of outstanding Senior Secured Obligations, in such proportions as Intercreditor Agent or the Senior Secured Parties, as the case may be, shall specify.

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               4. Interest. Any amount which is not paid when due pursuant to
Section 2 shall bear interest at a rate equal to the Default Rate (calculated quarterly in arrears and based upon a 360 day year) until paid in full.

               5. Equity Letter of Credit. (a) On or before the Closing Date, the Equity Contributor shall deliver to the Collateral Agent an Equity Letter of Credit issued by a Qualified Letter of Credit Issuer in support of its obligations under this Agreement.

               (b) In the event that the Equity Contributor shall fail to make an Equity Contribution when due in accordance with Section 2, the Collateral Agent, upon receipt of notice from the Administrative Agent that such failure has occurred, shall make a demand for payment under the Equity Letter of Credit in the amount of such Equity Contribution; provided that the Collateral Agent's failure to make such demand for payment under the Equity Letter of Credit shall not relieve the Equity Contributor of its obligations under this Agreement. Any payment made directly to the Collateral Agent under the Equity Letter of Credit shall be deemed to be an Equity Contribution under Section 2 and shall satisfy the obligation of the Equity Contributor to the Partnership hereunder.

               (c) The Equity Contributor shall cause the Equity Letter of Credit (and all renewals, extensions and replacements thereof) to be outstanding until the date on which the Equity Contributor's obligations under this Agreement shall have been indefeasibly satisfied and performed in full.

               (d) Until the expiration date of the Equity Letter of Credit set forth in clause (c) immediately above, the Equity Contributor shall cause to be renewed, extended or replaced the Equity Letter of Credit (or any renewed, extended or replaced Equity Letter of Credit) within thirty (30) days prior to any expiration date thereof with a new, extended or replacement Equity Letter of Credit of like tenor with and substantially in the form of the original Equity Letter of Credit and otherwise satisfying all requirements of the Credit Documents relating to the Equity Letter of Credit. Any such renewed, extended or replacement Equity Letter of Credit shall be issued by a Qualified Letter of Credit Issuer.

               6. Obligations Unconditional; Waivers. (a) The obligation of the Equity Contributor under Section 2 shall be absolute, unconditional and irrevocable under any and all circumstances, and shall be performed by the Equity Contributor regardless of:

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               (i) the existence of any indebtedness owing by the Partnership, any Partner or any Affiliate thereof to the Equity Contributor or of any setoff, abatement, counterclaim, recoupment, defense or other right or claim which the Equity Contributor may have against the Partnership, any Partner, any Affiliate thereof or any other Person;

               (ii) the occurrence of a Bankruptcy Event of the Partnership, any Partner, any Affiliate thereof or any other Person or the pendency against the Partnership, any Partner, any Affiliate thereof or any other Person of any case, suit or proceeding under any Bankruptcy Law;

               (iii) the invalidity, irregularity or unenforceability of or any change in or amendment to, any Operative Document, including, without limitation, the Partnership Agreement;

               (iv) the institution or absence of any action to enforce any Operative Document or the waiver or consent by the Equity Contributor or any Senior Secured Party with respect to the provisions thereof, the obtaining of any judgment against the Partnership, any Partner or any Affiliate thereof, or any action to enforce such judgment, or the inability to recover from the Partnership, any Partner or any Affiliate thereof because of any statue of limitations, laches or otherwise; or

               (v) the failure to complete or the destruction of the Project or any other circumstance which might otherwise constitute a legal or equitable discharge of or a defense to the Equity Contributor's undertakings hereunder; or

               (vi) any other circumstances whatsoever which might otherwise constitute an excuse for nonperformance of the obligations of the Equity Contributor under Section 2, whether similar or dissimilar to any of the circumstances herein specified.

               (b) The obligation of the Equity Contributor to make or cause to be made an Equity Contribution as provided in Section 2 shall not be affected by any abatement, reduction, limitation, impairment, termination, setoff, defense, counterclaim or recoupment whatsoever or any right to any thereof, and shall not be released, discharged or in any way affected by any reorganization, arrangement, compromise or plan affecting the Partnership, any Partner or any Affiliate thereof.

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               (c) The Equity Contributor hereby unconditionally:

               (i) waives notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any defaults by the Partnership, any Partner or any Affiliate thereof in the payment of any amounts due, diligence, protest, presentment, filing of claims with a court in connection with a Bankruptcy Event of the Partnership, any Partner or any Affiliate thereof, any right to require a proceeding first against the Partnership, any Partner or any Affiliate thereof or that the Partnership, any Partner or any Affiliate thereof be joined in any bankruptcy or similar proceeding, any marshalling of assets of the Partnership, any Partner or any Affiliate thereof, the Partnership's, any Partner's or any such Affiliate's providing security for the Credit Documents or any notice of default with respect thereto, or any other act or omission or thing or delay to do any other act or thing which might in any manner or to any extent vary the risk of the Equity Contributor or which might otherwise operate as a discharge to the Equity Contributor;

               (ii) agrees that this Agreement shall remain in full force and effect without regard to, and shall not be affected or impaired by, any invalidity, irregularity or unenforceability in whole or in part of any of the Operative Documents, including, without limitation, the Partnership Agreement, which may now or hereafter be caused or imposed in any manner whatsoever;

               (iii) agrees that no failure or delay on the part of the Partnership or any Senior Secured Party or any other Person in exercising any right, power or privilege hereunder or under any other Operative Document and no course of dealing between the Equity Contributor on the one hand, and the Partnership, any Partner, any Affiliate thereof or any Senior Secured Party, on the other hand, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder;

               (iv) agrees that the rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which the Partnership, any Partner, any Affiliate thereof or any Senior Secured Party would otherwise have; and

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               (v) agrees that this Agreement shall be discharged only by complete performance and payment in full of the obligations contained herein and that the Equity Contributor shall have no right to withhold or set-off against any payments due for any reason.

               7. Bankruptcy. Unless and until all of the Senior Secured Obligations shall have been paid in full, the Equity Contributor agrees not to bring any proceeding or join with any creditor in bringing any proceeding against the Partnership under any Bankruptcy Law. If the Equity Contributor in violation of the provisions set forth herein, shall commence, prosecute or participate in any suit, action or proceeding against the Partnership, the Collateral Agent may (but shall not be obligated to) intervene and interpose such defense or plea in its own name or in the name of the Partnership and may, in any event, have standing to restrain the enforcement of any right or remedy of the Equity Contributor, insofar as any such right or remedy is being exercised by the Equity Contributor against assets of the Partnership, in its own name or in the name of the Partnership, in the same suit, action or proceeding or in any independent suit, action or proceeding.

               8. Modification of Obligations. The Equity Contributor agrees that the Senior Secured Parties may, at any time and from time to time, without the consent of or notice to the Equity Contributor, without incurring responsibility to the Equity Contributor and without impairing or releasing any of the Senior Secured Parties' rights or any of the obligations of the Equity Contributor under this Agreement:

               (a) change the amount, manner, place or terms of payment or change or extend the time of payment or renew or alter the Senior Secured Obligations in any manner or enter into or amend in any manner any agreement relating to the Senior Secured Obligations;

               (b) sell, exchange, release or otherwise deal with any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, any of the Senior Secured Obligations;

               (c) release anyone liable in any manner for payment or collection of the Senior Secured Obligations; and

               (d) exercise or refrain from exercising any rights against the Partnership or any other Person.

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               9. Representations and Warranties: The Equity Contributor hereby represents and warrants that:

               (a) it is a limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation, and it is duly qualified and authorized to do business and is in good standing as a foreign limited liability company in each jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified;

               (b) it has all necessary power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder, and its execution, delivery and performance of this Agreement have been duly authorized by all necessary action on its part and do not require any approval or consent of any holder (or any trustee for or agent of any holder) of any indebtedness or other obligation of it or any other person or entity, other than approvals or consents which have previously been obtained and which are in full force and effect;

               (c) it has duly executed and delivered this Agreement and this Agreement constitutes the valid and binding obligation of it enforceable against it in accordance with its terms, except as enforceability may be limited by general equitable principals and applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally;

               (d) the execution and delivery by it and the performance by it of its obligations hereunder do not (i) conflict with its certificate of formation or operating agreement, (ii) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of its properties or assets pursuant to the terms of, any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party or by which it or any of its properties or assets is bound, or (iii) conflict with any Governmental Rules applicable to it or any of its properties or assets, or any order, writ, injunction or decree of any court or Governmental Authority binding on it or its properties or assets;

               (e) no Permits or other consents or approvals are required in connection with the execution, delivery and performance by it of this Agreement;

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               (f) it is in compliance with all Governmental Rules applicable to it except to the extent that the failure to comply therewith could not materially affect its ability to perform its obligations under this Agreement; and

               (g) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best of its knowledge, threatened against it or any of its properties, rights, revenues or assets which could reasonably be expected to material adversely affect its ability to perform its obligations under this Agreement.

               10. Expenses. The Equity Contributor shall pay to the Collateral Agent, on or prior to five (5) days after the Collateral Agent makes a demand for such payment, the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel, which the Collateral Agent may incur in connection with (a) the exercise or enforcement of any of the rights of the Collateral Agent hereunder or (b) the failure by the Equity Contributor to perform or observe any of the provisions hereof, together with interest thereon from the date when due at a rate per annum equal to the Default Rate. Any amount payable by the Equity Contributor pursuant to this Section 10 shall be payable as specified in the preceding sentence and shall constitute Senior Secured Obligations.

               11. Notices. Unless otherwise specifically herein provided, all notices required or permitted under the terms and provisions hereof shall be in writing and any such notice shall become effective if given in accordance with, and at the addresses specified in, the provisions of Section 12.1 of the Common Agreement.

               12. Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Collateral Agent hereunder or pursuant hereto is rescinded or must otherwise be restored or returned by the Collateral Agent upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Equity Contributor, the Partnership, any Partner or any Affiliate thereof or upon the appointment of any intervenor or conservator of, or trustee or similar official for, the Equity Contributor, the Partnership, any Partner or any Affiliate thereof, or any substantial part of the Equity Contributor's, the Partnership's, any Partner's or any such Affiliate's assets, or upon the entry of an order by any court avoiding the payment of such amount, or otherwise, all as though such payments had not been made.

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               13. Amendments. No waiver, amendment, modification or termination of any provision of this Agreement, or consent to any departure by the Equity Contributor therefrom, shall in any event be effective without the prior written consent of the Collateral Agent, acting upon directions from (x) the Intercreditor Agent acting pursuant to the Intercreditor Agreement or (y) the Senior Secured Parties acting pursuant to Section 7.16 of the Intercreditor Agreement, or as otherwise expressly provided herein. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

               14. Successors and Assigns. This Agreement shall be binding upon the Equity Contributor and its successors and assigns and shall inure to the benefit of the Partnership and the Collateral Agent and their respective successors and assigns. The Equity Contributor may not assign or otherwise transfer any of their respective rights or obligations under this Agreement without the written consent of the Collateral Agent, acting upon directions from
(x) the Intercreditor Agent acting pursuant to the Intercreditor Agreement or
(y) the Senior Secured Parties acting pursuant to Section 7.16 of the Intercreditor Agreement, or as otherwise expressly provided herein.

               15. Survival. All agreements, statements, representations and warranties made by the Equity Contributor herein or in any certificate or other instrument delivered by the Equity Contributor or on its behalf under this Agreement shall be considered to have been relied upon by the Collateral Agent and the other Senior Secured Parties and shall survive the execution and delivery of this Agreement until the satisfaction in full by the Equity Contributor of its obligations hereunder.

               16. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

               17. Headings Descriptive. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

               18. Severability. In case any provision contained in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining

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provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

               19. Governing Law. This Agreement shall be governed by the laws of the State of New York of the United States of America and shall for all purposes be governed by and construed in accordance with the laws of such state without regard to the conflict of law rules thereof other than Section 5-1401 of the New York General Obligations Law.

               20. Consent to Jurisdiction. Any legal action or proceeding by or against the Equity Contributor with respect to or arising out of this Agreement may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York. By execution and delivery of this Agreement, the Equity Contributor accepts, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts for legal proceedings arising out of or in connection with this Agreement and irrevocably consents to the appointment of CT Corporation System, with offices on the date hereof at 1633 Broadway, New York, New York 10019, as its agent to receive service of process in New York, New York. If for any reason such agent shall cease to be available to act as such, the Equity Contributor agrees to appoint a new agent satisfactory to the Collateral Agent on the terms and for the purposes of this provision. Nothing herein shall affect the right to serve process in any other manner permitted by law or any right to bring legal action or proceedings in any other competent jurisdiction. The Equity Contributor further agrees that the aforesaid courts of the State of New York and of the United States of America for the Southern District of New York shall have exclusive jurisdiction with respect to any claim or counterclaim of the Equity Contributor based upon the assertion that the rate of interest charged by or under this Agreement or under the other Credit Documents is usurious. The Equity Contributor hereby waives any right to stay or dismiss any action or proceeding under or in connection with the Project, this Agreement or any other Operative Document brought before the foregoing courts on the basis of forum non-conveniens or improper venue.

               Section 20.a Waiver of Jury Trial. EACH OF THE EQUITY CONTRIBUTOR, THE PARTNERSHIP AND THE COLLATERAL AGENT HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING,

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STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE OTHER PARTIES HERETO.
THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE COLLATERAL AGENT TO ENTER INTO THIS AGREEMENT.

               21. Entire Agreement. This Agreement, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of their agreement as to the matters covered hereby and is intended as a complete and exclusive statement of the terms and conditions thereof.

               22. Third Party Beneficiaries. The agreements of the parties hereto are intended to benefit the Senior Secured Parties and their respective successors and assigns.

               23. Consent. By its execution and delivery hereof, each of the Equity Contributor and the Partnership consents to the assignment of this Agreement to the Collateral Agent for the benefit of the Senior Secured Parties, and the grant to the Collateral Agent of a security interest in all of the Partnership's right, title and interest in and to this Agreement, pursuant to the Collateral Documents. The Partnership and the Equity Contributor hereby agree that (a) pursuant to the exercise of remedies the Collateral Agent or its designee or transferee may succeed to the rights, powers, privileges, interests and remedies of the Partnership, whether arising under this Agreement or by statute or in law or in equity or otherwise and (b) the Collateral Agent shall have the right to enforce directly the provisions hereof against each of the parties hereto. In addition to, and not in derogation of, the foregoing, the Collateral Agent may, in addition to proceeding in its name, or otherwise, proceed to protect and enforce the rights of the Partnership under this Agreement by suit in equity, action at law or other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Agreement or otherwise. Each and every right of the Collateral Agent shall, to the extent permitted by law, be cumulative and shall be in addition to any right or remedy granted in any Credit Document or now or hereafter existing at law or in equity or by statute.

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               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

                                        LSP BATESVILLE HOLDING, LLC

                                        By: LS Power Management, LLC,
                                            its manager

                                            By:   /s/ MIKHAIL SEGAL
                                                 -----------------------
                                                 Name:  Mikhail Segal
                                                 Title: President

                                        LSP ENERGY LIMITED PARTNERSHIP

                                        By: LSP Energy, Inc.,
                                            its general partner

                                            By:   /s/ MIKHAIL SEGAL
                                                 -----------------------
                                                 Name:  Mikhail Segal
                                                 Title:

                                        IBJ SCHRODER BANK & TRUST COMPANY,
                                        as the Collateral Agent

                                            By:   /s/ J.R. LEWIS
                                                 --------------------
                                                 Name:  J.R. Lewis
                                                 Title: Vice President

Signature Page to Equity Contribution Agreement

                                                                    Exhibit B to
                                                   Equity Contribution Agreement


                     FORM OF EQUITY REQUISITION CERTIFICATE

                                     [DATE]

LSP Batesville Holding, LLC
c/o LS Power, LLC
Two Tower Center
10th Floor
East Brunswick, New Jersey 08816

Ladies and Gentlemen:

     This Equity Requisition Certificate is delivered to you pursuant to Section 2(a) of that certain Equity Contribution Agreement, dated as of August __, 1998 (the "Equity Contribution Agreement"), by and among you (the "Equity Contributor"), the undersigned (the "Partnership") and IBJ Schroder Bank & Trust Company, in its capacity as Collateral Agent (the "Collateral Agent"). Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Equity Contribution Agreement.

     The Partnership hereby certifies as follows:

          1. The aggregate amount of the Equity Contribution requested pursuant to this Equity Requisition Certificate and all Equity Contributions previously made by you pursuant to Section 2 of the Equity Contribution Agreement is $_______________; and

          2. The Equity Amount less the amount specified in clause (1) immediately above is $_______________.

     The Partnership hereby requests that the Equity Contributor make an Equity Contribution to the Partnership on the date and in the amount requested below

(the "Requested Equity Contribution Amount"), which amount is to be paid to the Construction Account:

                           Date of funding: _________________________

                           Amount of
                           Contribution:    $________________________


                                     Very truly yours,

                                     LSP ENERGY LIMITED PARTNERSHIP

                                     By:  LSP Energy, Inc.,
                                          its Managing General Partner

                                          By:  ______________________
                                               Name:
                                               Title:

                                   SIGNATURE

     After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Dated:  September 25, 1998                   AMP Incorporated



                                             By:  _______________________
                                                  Name:  Robert Ripp
                                                  Title: Chairman and Chief
                                                         Executive Officer